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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report on Security Capital Group Incorporated dated March 16, 2001 into Security Capital Group Incorporated's previously filed Registration Statements File Nos. 333-38521, 333-38523, 333-38525, 333-38527, 333-38531, 333-38533,
333-38537, 333-38539, 333-47926, 333-48167, 333-61395, 333-61401 and 333-64979.


                                        ARTHUR ANDERSEN LLP


Chicago, Illinois
March 16, 2001